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                                                          K&E DRAFT:  5/14/97


                               ANVIL HOLDINGS, INC.


                               AMENDED AND RESTATED
                              1997 STOCK OPTION PLAN


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                                 ANVIL HOLDINGS, INC.
                                 AMENDED AND RESTATED
                                1997 STOCK OPTION PLAN


                                      ARTICLE I

                                   PURPOSE OF PLAN

     The 1997 Amended and Restated Stock Option Plan (the "PLAN") of Anvil Holdings, Inc., a Delaware corporation (the "COMPANY"), adopted by the Board of Directors effective May 19, 1997, is intended to advance the best interests of the Company by providing executives and other key employees of the Company or any Subsidiary who have substantial responsibility for the management and growth of the Company or any Subsidiary with additional incentives by allowing such employees to acquire an ownership interest in the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "SECURITIES ACT") and, unless and until the Class B Common is publicly traded, the issuance of options and Class B Common pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule
701. The Plan amends and restates in its entirety the 1997 Stock Option Plan of the Company originally adopted on March 14, 1997, in order to clarify certain provisions.

                                      ARTICLE II

                                     DEFINITIONS

     For purposes of the Plan the following terms have the indicated meanings:

     "AUTHORIZATION DATE" has the meaning ascribed thereto in Section 5.9(a) hereof.

     "BOARD" means the Board of Directors of the Company.

     "CLASS A COMMON" means the Class A Common Stock, par value $0.01 per share, of the Company.

     "CLASS B COMMON" means the Class B Common Stock, par value $0.01 per share, of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "COMMITTEE" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of three or more directors as appointed from time to time by the Board.

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     "FAIR MARKET VALUE" per share on any given date means the average of the closing prices of the sales of the Class B Common on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation
Bureau, Incorporated, or any similar successor organization. If at any time the Class B Common is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board, giving effect to the preferences and priorities set forth in the Company's Certificate of Incorporation with respect to other series or classes of the Company's capital stock, and also based on such other factors as the members thereof in the exercise of their business judgment, consider relevant.

     "INITIAL PUBLIC OFFERING" means an underwritten initial public offering registered under the Securities Act, involving the sale by the Company of shares of Class B Common.

     "MEASUREMENT DATE" means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

     "OPTION SHARES" shall mean (i) all shares of Class B Common issued or issuable upon the exercise of an Option and (ii) all shares of Class B Common issued with respect to the Class B Common referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class B Common. Unless provided otherwise herein or in the Participant's Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

     "OPTIONS" has the meaning set forth in Article IV.

     "PARTICIPANT" means any executive or other key employee of the Company or any Subsidiary who has been selected to participate in the Plan by the Committee or the Board.

     "PERMITTED TRANSFEREE" means those persons to whom the Participant is authorized pursuant to Section 6.3, to transfer Options.

     "QUALIFYING SALE OF THE COMPANY" means a Sale of the Company in which Bruckmann, Rosser, Sherrill & Co., L.P. and 399 Venture Partners, Inc. (collectively, the "INVESTORS") receive proceeds which, when aggregated with all other amounts received by the Investors with respect to their Common Stock, results in a 35% blended internal rate of return on the Investors' investment in the Class A Common and the Class B Common.

     "QUALIFYING SECONDARY OFFERING" means a sale by the stockholders of the Company, after an Initial Public Offering, of Class A Common and/or Class B Common which provides gross proceeds (before deducting underwriting discounts and expenses), when aggregated with all prior sales of Class A Common and Class B Common, to the Company's stockholders of at least $32,200,000.

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     "SALE NOTICE" has the meaning ascribed thereto in Section 5.9(a)
hereof.

     "SALE OF THE COMPANY" means a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the assets of the Company or a sale of a majority of the outstanding voting securities of the Company effecting a change in control of the Company.

     "SECURITIES ACT" has the meaning ascribed thereto in Article 1 hereof.

     "SUBSIDIARY" means any subsidiary corporation (as such term is defined in Section 424(f) of the Code) of the Company.

     "TEN PERCENT SHAREHOLDER" means any person who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

     "TERMINATION DATE" shall mean the date upon which such Participant's employment with the Company and the Subsidiaries terminated.

                                     ARTICLE III

                                    ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate,
(iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

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                                    ARTICLE IV

                            LIMITATION ON AGGREGATE SHARES

     The number of shares of Class B Common with respect to which stock purchase options ("OPTIONS") may be granted under the Plan shall not exceed, in the aggregate, 188,948 shares, subject to adjustment in accordance with
Section 6.4; PROVIDED, that any Options that do not vest due to the failure of the Company to meet the certain financial performance standards may, at the discretion of the Committee, be granted to management employees of the Company. To the extent any Options expire unexercised or are cancelled, terminated or forfeited in any manner without the issuance of Class B Common thereunder, such shares shall again be available under the Plan. The shares of Class B Common available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                                      ARTICLE V

                                       AWARDS

     5.1 GRANT OF OPTIONS. The Committee may grant Options to Participants from time to time in accordance with this Article V. Options granted under the Plan are intended, to the extent possible, to be "incentive stock options" within the meaning of Section 422 of the Code; PROVIDED, that the Committee may, in its discretion, grant Options intended as "nonqualified" stock options. However, no Option granted hereunder shall be invalid because of a failure to qualify as an incentive stock option (either because the limitations of Section 422(d) of the Code are exceeded or otherwise). The exercise price per share of Class B Common under each Option shall be determined by the Committee or the Board at the time of grant; PROVIDED, that, with respect to Options intended as "incentive stock options", such exercise price shall be equal to or greater than the Fair Market Value of the Class B Common on the date such Option is issued (110% of such Fair Market Value in the case of an option issued to a Participant who is a Ten Percent Shareholder). Subject to Section 5.6, Options shall be exercisable at such time or times as the Committee shall determine. The Committee shall determine the term of each Option, which term shall not exceed ten years from the date of grant of the Option (five years in the case of any Option granted to a Ten Percent Shareholder).

     5.2 EXERCISE PROCEDURE. Options shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company's Chief Administrative Officer) accompanied by payment in full of the applicable exercise price. Payment of such exercise price may be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) in shares of Class B Common valued at their Fair Market Value as of the date of exercise as provided in Section 5.3 below (to the extent permitted by the Company's material agreements for indebtedness for borrowed money) or (iii) in a combination of the foregoing.

     5.3 EXCHANGE OF PREVIOUSLY ACQUIRED STOCK. At the discretion of the Committee, exercised at the time of grant, the exercise price for the shares being acquired upon the exercise of an Option may be paid, in full or in part, by the delivery to the Company of Class B Common (to the extent permitted by the Company's material agreements for indebtedness for borrowed money). Any Class B Common so delivered shall be treated as the payment of cash equal to the aggregate Fair Market Value on the date of delivery of such Class B Common.

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     5.4  WITHHOLDING TAX REQUIREMENTS.

          (a) AMOUNT OF WITHHOLDING. It shall be a condition of the exercise of any Option that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "WITHHOLDING AMOUNT") shall be determined by a financial or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination.

          (b) WITHHOLDING PROCEDURE. If the Company determines that withholding tax is required with respect to any Option exercise, the Company shall notify the Participant of the Withholding Amount, and the Participant shall pay to the Company an amount not less than the Withholding Amount. In lieu of making such payment, the Participant may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Class B Common having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount or (ii) directing the Company to withhold (and not to deliver or issue to the Participant) a number of shares of Class B Common, otherwise issuable upon the exercise of an Option, having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount. In addition, if the Committee approves, a Participant may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Class B Common having an aggregate Fair Market Value in excess of the minimum Withholding Amount but not in excess of the Participant's applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by such Participant. Any fractional share interests resulting from the delivery or withholding of shares of Class B Common to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Class B Common delivered to or withheld by the Company pursuant to this
Section 5.4 shall be deposited in accordance with applicable law by the Company as withholding tax for the Participant's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option, but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company, by means acceptable to the Company, the amount required to be withheld.

     5.5 NOTIFICATION OF INQUIRIES AND AGREEMENTS. Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

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     5.6  CONDITIONS AND LIMITATIONS ON EXERCISE.  At the discretion of the
Committee, exercised at the time of grant, Options may vest, in one or more installments, upon (i) the fulfilment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by the Company or any Subsidiary of certain performance goals.

          (a) PERFORMANCE VESTING. Unless the Committee specifies otherwise in the Option grant, the Option shall be subject to performance vesting and shall vest with respect to 12.5% of the Option Shares that are subject to such Option as of the end of each of the first four fiscal years of the Company following the date of grant in the event that the Company achieves certain financial performance targets which will be specified (or the method of establishment of which will be specified) in each Option Agreement. In addition to such performance vesting, the remaining 50% of the Option shall be subject to milestone vesting in accordance with the provisions of Sections 5.6(b) and 5.6(c).

          (b) SALE OF THE COMPANY. In the event of a Qualifying Sale of the Company, all unvested Options (other than Options which did not vest because the Company did achieve the requisite performance targets in a prior year as set forth in Section 5.6(a) ("MISSED OPTIONS")) shall become immediately vested, and all Missed Options shall immediately be terminated. All Options (other than Missed Options) shall terminate if not exercised as of the date of the Qualifying Sale of the Company or any other designated date (the "DESIGNATED DATE") or all such Options (other than Missed Options) shall thereafter represent only the right to receive the excess of the consideration per share of Class B Common offered in such Qualifying Sale of the Company over the exercise price of such Options. The Company shall give all Participants notice of an impending Qualifying Sale of the Company at least 15 days prior to the date of such Sale of the Company or the Designated Date, whichever is earlier.

          (c) Unless the Committee specifies otherwise in the Option grant, in the event of an Initial Public Offering, 25% of the Options shall become immediately vested; and in the event of subsequent, secondary public offerings of Class B Common and/or Class A Common which result in aggregate proceeds to the sellers thereof of more than $32.2 million (a "QUALIFYING SECONDARY OFFERING"), an additional 25% of the Options shall become immediately vested.

     5.7  EXPIRATION OF OPTIONS.

          (a) NORMAL EXPIRATION. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

          (b) EARLY EXPIRATION UPON TERMINATION OF EMPLOYMENT. Any part of any Option that was not vested on a Participant's Termination Date shall expire and be forfeited on such date, and any part of any Option that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year if termination is caused by the Participant's death or disability) following the Termination Date, but in no event after the stated date of expiration thereof.

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     5.8  STOCKHOLDERS AGREEMENT.  A holder of Option Shares shall become a party to the Stockholders Agreement, dated as of March 14, 1997, by and among the Company and certain of its stockholders (the "STOCKHOLDERS AGREEMENT"), and the Option Shares shall be deemed Stockholder Shares for all purposes of the Stockholders Agreement; PROVIDED, that if the Stockholders Agreement has terminated by its terms, the provisions of this Section 5.8 shall no longer apply.

                                      ARTICLE VI

                                  GENERAL PROVISIONS

     6.1 WRITTEN AGREEMENT. Each Option granted hereunder shall be embodied in a written agreement (the "OPTION AGREEMENT") which shall be signed by the Participant to whom the Option is granted and shall be subject to the terms and conditions set forth herein.

     6.2 LISTING, REGISTRATION AND LEGAL COMPLIANCE. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

     6.3 OPTIONS NOT TRANSFERRABLE. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant's legal guardian or legal representative). In the event of the death of a Participant, Options which are not vested on the date of death shall terminate; exercise of Options granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options will pass by will or the laws of descent and distribution.

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     6.4  ADJUSTMENTS.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Class B Common, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options, adjust (1) the number and type of shares as to which options may be granted under the Plan, (2) the number and type of shares covered by outstanding Options, (3) the exercise prices specified therein and (4) other provisions of this Plan which specify a number of shares, all as such Board or Committee determines to be appropriate and equitable.

     6.5 RIGHTS OF PARTICIPANTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

     6.6 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; PROVIDED, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Class B Common is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as provided below. No Options shall be granted hereunder after the tenth anniversary of the earlier of the adoption of the Plan or its approval by the Company's shareholders.

     6.7 AMENDMENT OF OUTSTANDING OPTIONS. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; PROVIDED, that except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

     6.8 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; PROVIDED, that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.8 only if such member (1) acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Company, and (2) with respect to any criminal action or proceeding, (A) had no reasonable cause to believe that such conduct was unlawful, and (B) upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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     6.9  RESTRICTED SECURITIES.  All Class B Common issued pursuant to the terms of this Plan shall constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.


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